SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 3, 2026

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
  Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of B. Lynne Parshall from the Board of Directors

On March 3, 2026, B. Lynne Parshall, a member of the Board of Directors (“Board”) of Ionis Pharmaceuticals, Inc. (the “Company”), and member of the Compliance Committee and Finance Committee of the Board, notified the Company that she will be retiring from the Board at the end of her current term and not seeking re-election at the Company’s 2026 Annual Meeting of  Stockholders (the “2026 Annual Meeting”). Ms. Parshall has been a valued member of the Company’s Board for over 25 years, in addition to serving as the Company’s Chief Operating Officer, Chief Financial Officer and in various executive roles for over 26 years. The Company thanks Ms. Parshall for her leadership and advice as a former executive officer and Board member.

(b) Departure of Joseph H. Wender from the Board of Directors

On March 3, 2026, Joseph H. Wender, the Lead Independent Director of the Company’s Board, and member of the Compensation Committee, Finance Committee, and Nominating, Governance and Review Committee of the Board, notified the Company that he will be retiring from the Board at the end of his current term and not seeking re-election at the 2026 Annual Meeting. Mr. Wender has been a valued member of the Company’s Board for over 32 years, providing exemplary service and many important contributions to the Company during his tenure on the Board. The Company thanks Mr. Wender for his dedicated service to the Company and leadership on the Board.

(d) Appointment of Peter N. Reikes to the Board of Directors

On March 9, 2026, the Company issued a press release announcing that Peter N. Reikes will be rejoining the Company’s Board on June 4, 2026.

Most recently, Mr. Reikes was senior strategy advisor with the Advanced Research Projects Agency for Health from December 2024 to February 2026, which he joined after serving for over three years as senior advisor to the U.S. Food and Drug Administration (“FDA”).  Prior to that, he served as a vice chairman in the investment banking division at Stifel, Nicolaus & Company, Incorporated. Over the course of his career, Mr. Reikes has been a director of numerous biotechnology companies and other healthcare-related organizations and previously served as a member of the Company’s Board from 2018-2021 until stepping down to join the FDA as senior advisor.

There are no arrangements or understandings between Mr. Reikes and any other persons pursuant to which Mr. Reikes will be appointed as a director of the Company.

Mr. Reikes will receive the standard compensation that the Company provides to its non-employee directors consisting of cash compensation and automatic equity grants as set forth in the Company’s Third Amended Non-Employee Director Compensation Policy filed as an exhibit to the Company’s Annual Report on Form 10-K filed on February 26, 2026.

In addition, Mr. Reikes will enter into the Company’s standard form of indemnity agreement.

Item 7.01	Regulation FD Disclosure.

On March 9, 2026, the Company issued a press release announcing that Ms. Parshall and Mr. Wender will be retiring at the end of their terms in June 2026 and that Mr. Reikes will be rejoining the Company’s Board on June 4, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: March 9, 2026	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Chief Legal Officer and General Counsel